Exhibit 99.1

APOLLO INVESTMENT CORPORATION

SCHEDULES QUARTERLY EARNINGS RELEASE

FOR THE PERIOD ENDED SEPTEMBER 30, 2011

New York, NY – October 5, 2011 – Apollo Investment Corporation (NASDAQ-GS: AINV) (the “Company”) announced today that it will report its second fiscal quarter 2012 earnings results for the period ended September 30, 2011 on Thursday, November 3, 2011 after the close of the financial markets.

The Company will also host a conference call at 11:00 a.m. (Eastern Time) on Friday, November 4, 2011 to present second quarter results. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID: 15949103 when prompted. Following the call you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available through November 18, 2011 by calling (800) 585-8367; international callers please dial (404) 537-3406, reference pin #15949103. The audio webcast will be available later that same day. To access the audio webcast please visit the Event Calendar in the Investor Relations section of our website at www.apolloic.com.

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end, externally managed, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:

Richard L. Peteka

Apollo Investment Corporation

(212) 515-3450